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Rise Gold Announces US$750,000 Financing

October 31, 2023 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that  it intends to raise up to US$750,000 through the issuance of up to 4,166,667 units (each a "Unit") at a price of US$0.18 per Unit (~CDN$0.25 per Unit), with each Unit comprising one share of common stock (a "Share") and one-half of one share purchase warrant (the "Private Placement"). Each whole warrant (a "Warrant") entitles the holder to acquire one Share at an exercise price of US$0.26 for a period of two years from the date of issuance. The Company may pay finder's fees to eligible persons in accordance with applicable securities laws and regulatory policies. This proposed financing supersedes the financing announced on September 26, 2023.

The Company will use the proceeds from the Private Placement for general working capital. All securities issued pursuant to the Private Placement will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws.

Certain directors and/or officers of the Company, directly, through entities controlled by them, or through entities for which they exercise control or direction over investment decisions, may participate in the Private Placement. The participation of each of such insiders in the Private Placement would constitute a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101").  The Company will be relying on exemptions from the formal valuation requirements of section 5.4 of MI 61-101 and minority shareholder approval requirements of section 5.6 of MI 61-101. As the fair market value of the related party's participation is not more than 25% of the Company's market capitalization, the related party transactions are exempt from the formal valuation requirements pursuant to subsection 5.5(a) of MI 61-101 and from the minority approval requirements pursuant to subsection 5.7(1)(a) of MI 61-101.

The Company anticipates a first closing in early November 2023.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.